UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 26, 2021

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

 Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors and approval of the amendment of the Company’s 2018 Equity Incentive Plan at the annual stockholders’ meeting of Gaucho Group Holdings, Inc. (the “Company”) held on August 26, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its 2021 Annual Stockholder Meeting (the “Meeting”) on August 26, 2021 at 12:00 p.m. Eastern Time virtually and in person at 112 NE 41st Street, Suite 106 Miami, Florida 33137. A quorum was present for the Meeting.

At the Meeting, seven proposals were submitted to the stockholders for approval as set forth in the definitive 2021 Proxy Statement as filed with the SEC on July 16, 2021. As of the record date, July 7, 2021, a total of 8,371,618 shares of common stock of the Company were issued and a total of 8,368,249 shares of common stock were outstanding and entitled to vote. The holders of record of 5,077,320 shares of common stock were present in person or represented by proxy at said meeting for a total of 5,077,320 votes entitled to vote at the meeting. Such amount represented 60.67% of the shares entitled to vote at such meeting.

At the Meeting, the stockholders approved six of the seven proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected the director nominee presented to the stockholders: Peter J.L. Lawrence to serve a three-year term as a Class II director until his successor is elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Vote
Class II Directors— Peter J.L. Lawrence	3,459,562	133,671	1,484,087

2.	Proposal No. 2 – Issuance of Additional Shares of Common Stock Pursuant to a Common Stock Purchase Agreement and Registration Rights Agreement with Tumim Stone Capital LLC. The stockholders approved the issuance of an additional 10,000,000 shares of common stock pursuant to an equity line of credit with Tumim Stone Capital LLC.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
3,480,914	107,019	5,300	1,484,087

3.	Proposal No. 3 – Amendment of 2018 Equity Incentive Plan. The stockholders approved the amendment to the 2018 Equity Incentive Plan thereby increasing the number of shares available for awards under the plan to 15% of our common stock outstanding on a fully diluted basis as of the date of stockholder approval.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
3,163,320	351,376	78,537	1,484,087

4.	Proposal No. 4 – Purchase of Argentina Real Estate. The stockholders approved the purchase of Argentina real estate from Hollywood Burger Holdings, Inc.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
3,366,886	222,127	4,220	1,484,087

5.	Proposal No. 5 – Purchase of Shares of Common Stock of Gaucho Group Inc. The stockholders approved the purchase of shares of the remaining 21% of common stock of Gaucho Group, Inc.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
3,359,635	210,594	23,004	1,484,087

6.	Proposal No. 6 – Approval of Auditor. The stockholders ratified and approved Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2021.

Shares FOR	Shares AGAINST	ABSTAIN
4,994,024	59,543	23,753

7.	Proposal No. 7 – Cancellation for Cause of the Employment Contract with Scott L. Mathis, CEO. The stockholders rejected the proposal to cancel for cause the employment contract with Scott L. Mathis, CEO.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
235,051	3,224,383	133,799	1,484,087

Item 7.01 Regulation FD Disclosure.

For a recording of the 2021 Annual Stockholder’s Meeting which includes commentary by the Company’s President and CEO, Scott Mathis, please see: https://www.cstproxy.com/gauchogroupholdings/2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Amendment No. 3 to the Company’s 2018 Equity Incentive Plan as approved by the Board of Directors on July 12, 2021 and the stockholders on August 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of August, 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO